Exhibit 32.1

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of iHookup Social, Inc. (the “Issuer”) hereby certify that:

(1)
the quarterly report on Form 10-Q of the Issuer for the period ended March 31, 2014 fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: May 20, 2014	By:	/s/ Robert Rositano, Jr.
Name: Robert Rositano, Jr.
Title: CEO, Secretary, and Director (Principal Executive Officer)

Date: May 20, 2014	By:	/s/ Frank Garcia
Name: Frank Garcia
Title: Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)